Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Amendment No. 2)

Rubber Leaf Inc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule		Amount Registered(1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, $0.001 par value per share(2)	457	(o)	—		—		$9,200,000.00	0.0001476	$1,357.92
	Equity	Representative’s Warrants(3)	457	(g)	—		—		—	—	—
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share, underlying Representative Warrants(4)	457	(o)	—		—		$500,000.00	0.0001476	$73.80
Fees to be Paid	Equity	Common Stock, $0.001 par value per share	457	(a)	2,400,000	(5)	$6.00	(6)	$14,400,000.00	0.0001476	$2,125.44
Carry Forward Securities	–	–	—		—		—		—	—	—

Total Offering Amounts									$24,100,000.00	0.0001476	$3,557.16
Total Fee Offsets											—
Fees Previously Paid											$3,560.85
Net Fee Due											$—

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional shares of common stock as may be issued or issuable because of stock splits, stock dividends and similar transactions.
(2)	Includes an additional 15% of shares of common stock related to the exercise in full of the over-allotment option by the representative of the underwriters.
(3)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.
(4)	Represents shares of common stock underlying the warrants issuable to the representative of the underwriters to purchase up to an aggregate of 5.0% of the common stock sold in the offering at an exercise price equal to 125% of the public offering price per share.
(5)	This registration statement also covers the resale of up to 2,400,000 shares of common stock by the selling stockholders as named in the registration statement.
(6)	Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457 under the Securities Act.